February 23, 2011

Goldman, Sachs & Co.
200 West Street
New York, NY 10282

Re:           E*TRADE Financial Corporation --- Public Offering

Ladies and Gentlemen:

Each of the undersigned understands that you propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with E*TRADE Financial Corporation, a Delaware corporation (the “Company”) and the Selling Stockholder, providing for the public offering (the “Public Offering”) by you of Common Stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of your agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, each of the undersigned hereby agrees that, without your prior written consent, such undersigned will not, during the period ending on the earlier of (i) 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”) or (ii) the second business day following the date of the Company’s press release announcing the Company’s results for the quarter ending March 31, 2011 (such period, the “Lock-Up Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, (a) any shares of common stock, $0.01 per share par value, of the Company (the “Common Stock”) beneficially owned prior to the date hereof, (b) any securities beneficially owned prior to the date hereof that are convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by any of the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (c) any shares of Common Stock received in connection with the conversion, exercise or exchange of any securities beneficially owned prior to the date hereof or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of (a) any shares of Common Stock beneficially owned prior to the date hereof, (b) any securities beneficially owned prior to the date hereof that are convertible into or exercisable or exchangeable for Common Stock or (c) any shares of Common Stock received in connection with the conversion, exercise or exchange of any securities beneficially owned prior to the date hereof, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of such Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of (a) any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that are, in each case, beneficially owned prior the date hereof or (b) any shares of common stock received in connection with the conversion, exercise or exchange of any securities beneficially owned prior to the date hereof, in each case other than, to the extent applicable to the undersigned, (A) with respect to any of the undersigned that is a corporation, limited liability company or limited partnership, distributions of shares of Common Stock to stockholders, members or partners of such undersigned, (B) transfers of shares of Common Stock as a bona fide gift or gifts, (C) dispositions of shares of Common Stock to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (D) dispositions of shares of Common Stock by will or under the laws of descent, (E) disposition of shares of Common Stock solely for the payment of taxes in connection with the vesting of restricted stock or stock options granted to the undersigned, (F) dispositions of shares of Common Stock pursuant to a 10b5-1 sales plan entered into prior to the date of this Letter Agreement, (G) exercise or assignment of option contracts entered into prior to the date of this Letter Agreement, (H) dispositions of shares of Common Stock obtained through the exercise or assignment of option contracts entered into prior to the date of this Letter Agreement, (I) transfers of shares of Common Stock to directors, officers or employees of such undersigned or its subsidiaries or affiliates, (J) dispositions of shares of Common Stock in the form of a pledge, hypothecation (provided such hypothecation does not require registration under the Securities Act) or encumbrance of Common Stock for financing purposes and (K) Permitted Transfers; provided that in the case of any distribution or transfer pursuant to clauses (A), (B), (C), (I), (K)(i), (K)(iii) or (K)(iv), each donee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph, except that such lock-up letter shall not include clause K(iv), which clause may only be relied upon by the undersigned and not by any such donee, transferee or distributee; and provided, further, that in the case of any distribution or transfer pursuant to clauses (A), (B), (C) or (I), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). For purposes of this Letter Agreement, “Permitted Transfers” shall mean any transfer by the undersigned (i) to an affiliate, (ii) to an acquiring or offering person in a transaction that is a “change of control” under the Company’s outstanding debt instruments or a tender offer for more than a majority of the outstanding shares of the Company’s Common Stock, (iii) to any other investment fund with respect to which the sponsor and discretionary investment manager or advisor of the undersigned or an affiliate thereof serves as a sponsor and discretionary investment manager or advisor or (iv) to a single purchaser in a transaction not involving a public offering that results in Citadel

LLC and its affiliates no longer beneficially owning any shares of Common Stock or any securities that are convertible into or exercisable or exchangeable for Common Stock. In addition, the undersigned agrees that, without your prior written consent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

Each of the undersigned hereby represents and warrants that it has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of any of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives, as the case may be, of any of the undersigned.

Each of the undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, each of the undersigned shall be released from, all obligations under this Letter Agreement. Each of the undersigned understands that you are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement. In any event, this Letter Agreement shall automatically terminate and be of no further force and effect if the Underwriting Agreement is not entered into by the Company on or before March 9, 2011.

This Letter Agreement shall be governed by and construed in accordance with the laws ofthe State ofNew York, without regard to the conflict of laws principles thereof.

Kenneth Griffin

By: /s/ Kenneth Griffin

Citadel LLC

By: /s/ Adam C. Cooper
Name: Adam C. Cooper
Title: Authorized Signatory

Citadel Limited Partnership

By: /s/ Adam C. Cooper
Name: Adam C. Cooper
Title: Authorized Signatory

Citadel Equity Fund LTD.
By: Citadel Advisors LLC, its Portfolio Manager

By: /s/ Adam C. Cooper
Name: Adam C. Cooper
Title: Authorized Signatory

Citadel Securities LLC

By: /s/ Adam C. Cooper
Name: Adam C. Cooper
Title: Authorized Signatory

Citadel Derivatives Trading Ltd.
By: Citadel Advisors LLC, its Portfolio Manager

By: /s/ Adam C. Cooper
Title: Authorized Signatory

[Lockup Agreement Signature Page]

Citadel Holdings I LP

By: /s/ Adam C. Cooper
Name: Adam C. Cooper
Title: Authorized Signatory

Citadel Investment Group II, L.L.C.

By: /s/ Adam C. Cooper
Name: Adam C. Cooper
Title: Authorized Signatory

Citadel Advisors LLC

By: /s/ Adam C. Cooper
Name: Adam C. Cooper
Title: Authorized Signatory

Citadel Holdings II LP

By: /s/ Adam C. Cooper
Name: Adam C. Cooper
Title: Authorized Signatory

Wingate Capital LTD
By: Citadel Advisors LLC, its Portfolio Manager

By: /s/ Adam C. Cooper
Name: Adam C. Cooper
Title: Authorized Signatory

[Lockup Agreement Signature Page]